UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2013

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2013, the board of directors of the Federal Home Loan Bank of Topeka ("FHLBank") approved certain amendments to FHLBank’s Bylaws. Such amendments became effective on that same date. FHLBank’s Bylaws were amended to:
• Clarify the process for electing a chairperson or vice chairperson in the event that director’s term expires prior to the end of that director’s term as chairperson or vice chairperson. The clarification allows the board to elect a chairperson or vice chairperson in anticipation of the expiration of the chairperson’s or vice chairperson’s term instead of delaying the election until the expiration of the term;
• Remove the reference to the ability of the board to appoint an acting chairperson or vice chairperson, which will allow the board to directly elect a new chairperson or vice chairperson; and
• Authorize the chairperson to fill vacancies in the executive committee instead of such vacancies being filled by the board.

The description of the changes to FHLBank’s Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
3.2 FHLBank’s Amended and Restated Bylaws, amended October 25, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

October 25, 2013	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	FHLBank’s Amended and Restated Bylaws, amended October 25, 2013.